UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2012

Patriot Coal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12312 Olive Boulevard, Suite 400 St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 275-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Officers and Directors

Effective October 23, 2012, Irl F. Engelhardt resigned from his roles as Chief Executive Officer and member of the Board of Directors (the “Board”) of Patriot Coal Corporation (“Patriot”) and all other offices, employment and directorships with Patriot and each of its affiliated entities. Mr. Engelhardt served as the Chairman of the Board of Patriot prior to his resignation.

In addition, effective November 2, 2012, Mark N. Schroeder will resign from his role as Senior Vice President of Financial Planning and all other offices, employment and directorships with Patriot and each of its affiliated entities.

(c), (d) Appointment and Designation of Officers and Directors

Appointment of Chief Executive Officer and Director

Effective October 23, 2012, the Board named Bennett K. Hatfield President and Chief Executive Officer of Patriot and appointed Mr. Hatfield to the Board. Mr. Hatfield will serve on the Executive Committee of the Board.

Mr. Hatfield, age 56, previously served as President and Chief Operating Officer of Patriot from May 2012 through October 2012. From September 2011 through May 2012, Mr. Hatfield served as Executive Vice President and Chief Operating Officer of Patriot. Prior to joining Patriot, Mr. Hatfield served as President, Chief Executive Officer and Director of International Coal Group, Inc. from March 2005 until the company was sold in June 2011. Mr. Hatfield previously served as President, Eastern Operations of Arch Coal, Inc. from March 2003 through March 2005, and Executive Vice President & Chief Commercial Officer of Coastal Coal Company from December 2001 through February 2003. Mr. Hatfield joined Massey Energy Company in 1979, where he served in a number of management roles, most recently as Executive Vice President and Chief Operating Officer from June 1998 through December 2001. Mr. Hatfield is a board member of the West Virginia Coal Association and the National Mining Association. Mr. Hatfield is a Licensed Professional Engineer with a Bachelor of Science degree in mining engineering from Virginia Polytechnic Institute and State University.

Mr. Hatfield will receive an increase in annual base salary from $675,000 to $725,000. All other terms of Mr. Hatfield’s employment remain unchanged.

There are no arrangements or understandings between Mr. Hatfield and any other persons pursuant to which he was selected as an officer and director, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Designation of Chairman of the Board of Directors

Effective October 23, 2012, the Board named Michael M. Scharf as non-executive Chairman of the Board.

Mr. Scharf previously served as the independent Lead Director of the Board from May 2012 through October 2012 and has served as a member of the Board since 2007. Mr. Scharf served as Executive Director, Global Financial Services for Bunge Limited (“Bunge”), a global agribusiness and food company, from January 2010 through July 2011 and was Senior Vice President and Chief Financial Officer of Bunge North America from 1990 through 2009. He also served as Bunge’s representative on the board of that company’s biofuels joint ventures. In addition, he was previously Senior Vice President and Chief Financial Officer of Peabody Holding Company, Inc. from 1978 to 1990 and Tax Manager at Arthur Andersen & Co. from 1969 to 1978. Mr. Scharf has a Bachelor’s degree in Accounting from Wheeling Jesuit University and is a certified public accountant. Mr. Scharf also currently serves as a director of Renewable Energy Group, Inc.

Item 7.01.	Regulation FD Disclosure.

On October 24, 2012, Patriot issued a press release announcing these leadership changes. A copy of the press release is attached hereto as Exhibit 99.1.

Patriot is furnishing Item 7.01 of this Form 8-K pursuant to Item 7.01, “Regulation FD Disclosure.” The information contained in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

Exhibit No.	Description

99.1*	Press Release issued by Patriot Coal Corporation dated October 24, 2012.

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2012

PATRIOT COAL CORPORATION

By:	/s/ John E. Lushefski
John E. Lushefski
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release issued by Patriot Coal Corporation dated October 24, 2012.

*	Furnished herewith